FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236    jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347    dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
HIGHER FIRST QUARTER INCOME

BLACKSBURG, VA, APRIL 14, 2011:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of over $4.02 million for the quarter ended March 31, 2011.  Net income is $255,000, or nearly 6.77%, above the total reported for the first quarter of 2010.  Basic net income per share was $0.58, which compares with $0.54 for the first three months last year.  The return of average assets for the first quarter was 1.60%, and it was 1.57% for the three months ended March 31, 2010.  The return on average equity was 12.44% and 12.27% for the same two periods.  Total loans at quarter-end, at $588.88 million, were down slightly from the total of $589.13 million at the end of March last year, but were up from $577.39 million reported at December 31, 2010.  At March 31, 2011, the Company had total assets of $1.03 billion, an increase of 3.40% over the end of the first quarter of 2010 and up slightly from total assets of $1.02 billion at year-end.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “The stable interest rate environment during the first quarter of the year allowed us to maintain a healthy net interest margin, which resulted in an increase in net interest income.  We have seen some tentative signs that the economic recovery may be reaching our market area, but loan demand remains slower than we would like and some customers continue to struggle.  Our lenders have been working with these customers to try to help them through their difficulties.  We are still prudently funding the provision for loan losses as we look forward to indications of a sustained recovery.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

   Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Undaudited)

($ in thousands, except for per share data)	March 31, 2011	March 31, 2010	December 31, 2010
Assets
Cash and due from banks	$11,800	$11,744	$9,858
Interest-bearing deposits	55,674	55,706	69,400
Federal funds sold	---	---	---
Securities available for sale	190,844	161,543	184,907
Securities held to maturity	132,669	125,547	131,000
Total securities	323,513	287,090	315,907
Mortgage loans held for sale	---	1,358	2,460
Loans:
Real estate construction loans	48,671	47,245	46,169
Real estate mortgage loans	173,785	165,604	173,533
Commercial and industrial loans	280,607	284,242	269,818
Consumer loans	85,816	92,035	87,868
Total loans	588,879	589,126	577,388
Less: unearned income and deferred fees	(977)	(1,052)	(945)
Loans, net of unearned income and deferred fees	587,902	588,074	576,443
Less: allowance for loan losses	(8,245)	(7,141)	(7,664)
Loans, net	579,657	580,933	568,779
Bank premises and equipment, net	10,366	10,729	10,470
Accrued interest receivable	6,514	6,186	6,016
Other real estate owned	2,222	2,567	1,723
Intangible assets	11,272	12,355	11,543
Other assets	25,645	24,276	26,082
Total assets	$1,026,663	$992,944	$1,022,238

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$136,769	$116,153	$131,540
Interest-bearing demand deposits	372,470	325,214	365,040
Savings deposits	58,273	53,977	55,800
Time deposits	318,383	362,124	332,203
Total deposits	885,895	857,468	884,583
Other borrowed funds	---	---	---
Accrued interest payable	260	392	257
Other liabilities	6,843	8,580	8,211
Total liabilities	892,998	866,440	893,051

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,935,974 shares at March 31, 2011 and 6,933,474 at December 31, 2010	8,670	8,667	8,667
Retained earnings	127,218	117,670	123,161
Accumulated other comprehensive income (loss), net	(2,223)	167	(2,641)
Total stockholders' equity	133,665	126,504	129,187
Total liabilities and stockholders' equity	$1,026,663	$992,944	$1,022,238

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$9,095	$9,176
Interest on federal funds	---	---
Interest on interest-bearing deposits	32	19
Interest on securities – taxable	1,662	1,443
Interest on securities – nontaxable	1,676	1,602
Total interest income	12,465	12,240

Interest Expense
Interest on time deposits of $100,000 or more	561	946
Interest on other deposits	1,818	2,033
Interest on borrowed funds	---	---
Total interest expense	2,379	2,979
Net interest income	10,086	9,261
Provision for loan losses	800	647
Net interest income after provision for loan losses	9,286	8,614

Noninterest Income
Service charges on deposit accounts	612	714
Other service charges and fees	58	47
Credit card fees	733	666
Trust income	246	269
Bank-owned life insurance	184	185
Other income	91	104
Realized securities gains (losses), net	10	(14)
Total noninterest income	1,934	1,971

Noninterest Expense
Salaries and employee benefits	2,904	2,856
Occupancy and furniture and fixtures	423	491
Data processing and ATM	444	357
FDIC assessment	346	263
Credit card processing	586	508
Intangibles and goodwill amortization	271	271
Net costs of other real estate owned	134	33
Franchise taxes	242	239
Other operating expenses	734	766
Total noninterest expense	6,084	5,784
Income before income tax expense	5,136	4,801
Income tax expense	1,112	1,032
Net income	$4,024	$3,769

Basic net income per share	$0.58	$0.54
Fully diluted net income per share	$0.58	$0.54
Weighted average outstanding number of common shares
Basic	6,933,780	6,933,474
Diluted	6,957,450	6,952,812
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$19.27	$18.25

Key Ratios and Other Data
(Unaudited)

	Three Months Ended
Average Balances	March 31, 2011	March 31, 2010
Cash and due from banks	$11,420	$11,197
Interest-bearing deposits	54,089	34,866
Securities available for sale	187,510	163,438
Securities held to maturity	132,322	125,448
Mortgage loans held for sale	696	619
Gross loans	585,444	589,379
Loans, net	576,614	581,296
Intangible assets	11,428	12,511
Total assets	1,016,979	971,844
Total deposits	877,294	838,697
Other borrowings	---	---
Stockholders' equity	131,191	124,529
Interest-earning assets	959,550	909,654
Interest-bearing liabilities	747,612	723,107

Financial ratios
Return on average assets	1.60%	1.57%
Return on average equity	12.44%	12.27%
Net interest margin	4.68%	4.57%
Net interest income – fully taxable equivalent	$11,066	$10,142
Efficiency ratio	46.84%	47.70%
Average equity to average assets	12.90%	12.81%

Allowance for loan losses
Beginning balance	$7,664	$6,926
Provision for losses	800	647
Charge-offs	(243)	(456)
Recoveries	24	24
Ending balance	$8,245	$7,141

Asset Quality Data
(Unaudited)

Nonperforming assets	March 31, 2011	March 31, 2010
Nonaccrual loans	$2,339	$7,743
Restructured loans	6,198	---
Total nonperforming loans	8,537	7,743
Other real estate owned	2,222	2,567
Total nonperforming assets	$10,759	$10,310
Loans 90 days or more past due	$1,078	$2,217

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.82%	1.75%
Allowance for loan losses to total loans	1.40%	1.21%
Allowance for loan losses to nonperforming loans	96.58%	92.23%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.18%	0.38%